                                                                  Exhibit T3B-55

                                    BYLAWS OF
                           OGDEN SIGC ENERGY II, INC.

                               ARTICLE I - OFFICE

         The corporation shall maintain a principal office in the Commonwealth of Virginia, County of Fairfax and may also have an office or offices at such other place or places, either within or without the Commonwealth of Virginia, as may be designated by the Board of Directors.

                            ARTICLE II - STOCKHOLDERS

1.       ANNUAL MEETING

         An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place on such date, and at such time as the Board of Directors shall each year fix, which date shall be within fourteen (14) months subsequent to the last annual meeting of stockholders.

2.       SPECIAL MEETING

         Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, by the Board of Directors, or by the holders of not less than ten percent (10%) of the outstanding voting stock of the corporation.

         The special meeting will then be held on a date established by the President not more than ninety (90) days after the Secretary has notified the Board of Directors.

         For all special meetings, the President or the Board of Directors shall have the power to determine (within the limitations permitted by law) the form, content, means of communication and timing of notice of such meeting.

3.       PLACE OF MEETING

         The directors may designate any place, either within or without the state unless otherwise prescribed by statute, as the place for meeting or any annual meeting or for any special meeting. A waiver of notice signed by all stockholders

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         entitled to vote at a meeting may designate any place, either within or without the state unless otherwise prescribed by statute, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

4.       NOTICE OF MEETING

         Written or printed notice stating the place, day and hour of the meeting, and accompanied by an agenda of the meeting shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid; provided that written notice of a meeting shall be delivered, as set forth above, not less than twenty (20) days before the date of such meeting if action is to be taken on a plan contemplating merger or consolidation of the corporation with another corporation.

5.       QUORUM

         At any meeting of stockholders, thirty-three and one-half percent (3 3-1/2%) of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time and notice shall be given to all shareholders. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

6.       PROXIES

         At all meetings of stockholders, a stockholder may vote by

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         proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. The Board of Directors, in advance of any annual or special meeting of the shareholders, may prescribe additional regulations concerning the manner of execution and filing of proxies and the validation of the same, which are intended to be voted at any such meeting.

7.       VOTING

         Each stockholder entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation and these Bylaws shall be entitled to one (1) vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder. Upon the demand of any stockholder, the vote for directors and upon any questions before the meeting shall be by ballot. All elections for directors shall be decided by majority vote except as otherwise provided by Certificate of Incorporation or the laws of this State.

8.       ORDER OF BUSINESS

         The order of business at all meetings of the stockholders shall be determined by the Chairman, President, or the Board of Directors.

                        ARTICLE III - BOARD OF DIRECTORS

1.       GENERAL POWER

         The business and affairs of the corporation shall be managed by its Board of Directors. The directors shall in all cases act as a Board.

2.       NUMBER, TENURE AND QUALIFICATIONS

         The number of directors of the corporation shall be not less than three
         (3) nor more than seven (7). Each director shall hold office until the next annual meeting of stockholders, at which the directors are to be elected, and until his successor shall have been elected and qualified. The actual number of directors shall be established by the Board.

3.       REGULAR MEETINGS

         A regular meeting of the directors shall be held without

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         other notice than this Bylaw immediately after, and at the same place as, the annual meeting of the stockholders. The directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

4.       SPECIAL MEETINGS

         Special meetings of the directors may be called by or at the request of the President, Secretary, or any two (2) directors. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

5.       NOTICE

         Notice of any special meeting shall be given at least two (2) days prior thereto by written notice delivered personally, or by telegram or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

6.       QUORUM

         At any meeting of the directors, a majority of those elected and currently serving shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting a majority of the directors present may adjourn the meeting from time to time without further notice.

7.       MANNER OF ACTING

         The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

8.       NEWLY CREATED DIRECTORSHIPS AND VACANCIES

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         Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy caused by resignation, death or removal, shall be elected to hold office for the unexpired term of his predecessor.

9.       REMOVAL OF DIRECTORS

         Any or all of the directors may be removed for cause by vote of the stockholders or by action of the Board. Directors may be removed without cause only by action of the stockholders.

10.      RESIGNATION

         A director may resign at any time by giving written notice to the Board, the President or the Secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board, and the acceptance of the resignation shall not be necessary to make it effective.

11.      PRESUMPTION OF ASSENT

         A director of the corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

12.      COMMITTEES

         The Board of Directors may appoint such Committees from among its members as the Board desires. All such Committees shall serve at the pleasure of the Board and shall have such duties, powers and responsibilities as set forth in the resolution establishing same.

13.      ALTERNATIVE METHODS OF CONDUCTING BUSINESS

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         A. Action by Consent of Board without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting if all members of the Board or Committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or Committee.

         B. Participation Through Usage of Teleconferencing Equipment. Members of the Board of Directors or any Committee designated thereby may participate in a meeting of such Board or Committee by means of a conference telephone or television or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting. When such meeting is conducted by means of a conference telephone, television or similar communications equipment, a written record shall be made of the action(s) taken at such meeting.

                              ARTICLE IV - OFFICERS

1.       NUMBER

         The officers of the corporation shall be a Chief Executive Officer, President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the directors.

2.       ELECTION AND TERM OF OFFICE

         The officers of the corporation to be elected by the directors shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3.       REMOVAL

         Any officer or agent elected or appointed by the directors may be removed by the directors whenever, in their judgment, the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the

                                                                  Exhibit T3B-55

         contract rights, if any, of the person so removed.

4.       VACANCIES

         A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the directors for the unexpired portion of the term.

5.       CHIEF EXECUTIVE OFFICER

         The Chief Executive Officer (CEO), subject to the directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders and of the directors. He may sign with the Secretary or any other proper officer of the corporation thereunto authorized by the directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated to the directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the directors from time to time. The CEO shall have the authority to remove any corporate officer from office when, in his sole discretion, the removal would be in the best interests of the corporation

6.       PRESIDENT

         The President shall be the Chief Operating Officer of the corporation and, subject to the directors, shall in general supervise and control all of the business operations of the corporation. He may sign with the Secretary or any other proper officer of the corporation thereunto authorized by the directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the directors from time to time.

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7.       VICE PRESIDENT

         The Vice President shall be elected by the Board of Directors and serve at their request. The Vice President shall perform such duties as shall be designated by the Board of Directors or the President and shall report to the President unless he designates another officer or Committee to receive said reports.

8.       SECRETARY

         The Secretary shall keep the minutes of the stockholders and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these Bylaws and keep a register of the post office address of each stockholder which shall be furnished by such stockholder, have general charge of the stock transfer books of the corporation and in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the President or by the directors.

9.       TREASURER

         If required by the directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with surety or sureties as the directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such bank, trust companies or other depositories as shall be selected in accordance with these Bylaws and in general perform all of the duties incident to the office of the Treasurer and such other duties as from time to time may be assigned to him by the President or by the directors.

                ARTICLE V - CONTRACTS, LOANS, CHECKS AND DEPOSITS

1.       CONTRACTS

         The directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

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2.       LOANS

         No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors or in accordance with policy adopted from time-to-time or authority delegated by the Board of Directors.

3.       CHECKS, DRAFTS, ETC.

         All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the directors.

4.       DEPOSITS

         All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the directors may select.

5.       FACSIMILE SIGNATURES

         Facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a Committee therefore.

                ARTICLE VI - CERTIFICATES FOR SHARES AND TRANSFER

1.       CERTIFICATES FOR SHARES

         Certificates representing shares of the corporation shall be in such form as shall be determined by the directors. Such certificates shall be signed by the President and by the Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such

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         terms and indemnity to the corporation as the directors may prescribe.

2.       TRANSFER OF SHARES

         A. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office or at the office of a transfer agent appointed by the corporation.

         B. The corporation shall be entitled to treat the holder of record of any shares as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.

                            ARTICLE VII - FISCAL YEAR

The Fiscal Year of the corporation shall begin on the first day of January in each year.

                            ARTICLE VIII - DIVIDENDS

The directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                         ARTICLE IX - CORPORATE RECORDS

1.       INSPECTION OF RECORDS BY SHAREHOLDERS

         The share register, or duplicate share register, shall be open to inspection by a shareholder upon proper written request for a purpose reasonably related to his interests as a shareholder. Such inspection by a shareholder may be made in person or by agent or attorney, and the right of inspection includes the right to make extracts. Shareholders acting pursuant to this provision shall request inspection by writing to the President or Secretary of the corporation, specifying the purpose for such inspection under oath, and

                                                                  Exhibit T3B-55

         sending a copy of such request to the corporation's General Counsel.

2.       INSPECTION OF RECORDS BY DIRECTORS

         Every director shall have the right at any reasonable time to inspect all books, records, documents of every kind, and the physical properties of the corporation, and also of its subsidiary corporations, domestic or foreign. Such a right must be reasonably related, as determined by a majority of the Board of Directors then in office to the director's position and responsibilities as a director of the corporation. Such inspection by a director may be made in person or by agent or attorney, and the right of inspection includes the right to make extracts.

                                ARTICLE X - SEAL

The directors may provide for a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, and the year of incorporation.

                          ARTICLE XI - WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these Bylaws or under the provisions of the Certificate of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                            ARTICLE XII - AMENDMENTS

A. These Bylaws may be altered, amended, or repealed, and new Bylaws may be adopted by a vote of the stockholders representing a majority of all the shares issued outstanding and authorized to vote at any annual stockholders' meeting or at any special stockholders' meeting when the proposed amendment has been set out in the notice of such meeting or by written consent signed by all stockholders of record.

B. These Bylaws may be altered, amended or repealed and new Bylaws adopted without shareholder approval by the affirmative vote of a majority of the Board of directors provided, however, that the Board shall not have the power to alter, amend or repeal any Bylaw adopted by the shareholders pursuant to paragraph A above of said Bylaws,

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         if such Bylaw, when adopted, contains a clause therein that it may not be altered, amended, or repealed by the Board of Directors.

                         ARTICLE XIII - INDEMNIFICATION

A. Action etc. Other Than by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nob contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

B. Actions, etc., by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably

                                                                  Exhibit T3B-55

         believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of this duty to the corporation unless and only to the extent that the court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability by in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other such court shall deem proper.

C. Determination of Indemnification. Any indemnification under items A or B (unless ordered by a court) shall be made by the corporation unless a determination is reasonably and promptly made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in written opinion, or (iii) by the stockholders, that such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe that his conduct was unlawful.

D. Indemnification Against Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that an agent of the corporation has been successful on the merits or otherwise, including the dismissal of an action without prejudice, in defense of any proceeding or in defense of any claim, issue or matter therein, such agent shall be indemnified against all expenses incurred in connection therewith.

E. Advances of Expenses. Except as limited by item F of this Article, expenses incurred in any proceeding shall be paid by the corporation in advance of the final disposition of such proceeding, if the agent shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of quorum of disinterested directors, or (if

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         such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the Board or counsel at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Board or Independent legal counsel reasonably determines that such person deliberately breached his duty to the corporation or its shareholders.

F. Right of Agent to Indemnification Upon Application: Procedure Upon Application. Any indemnification under items B, C, and D, or advance under item E of this Article, shall be made promptly, and in any event within ninety days, upon the written request of the agent, unless with respect to applications under items B, C, or E, a determination is reasonably and promptly made by the Board of Directors by a majority vote or a quorum of disinterested directors that such agent acted in a manner set forth in such items as to justify the corporation's not indemnifying or making an advance to the agent. In the event no quorum of disinterested directors is obtainable, the Board of Directors shall promptly direct that independent legal counsel shall decide whether the agent acted in the manner set forth in such Sections as to justify the corporation's not indemnifying or making an advance to the agent. The right to indemnification or advances as granted by this Article shall be enforceable by the agent in any court of competent jurisdiction, if the Board or independent legal counsel denies the claim, in whole or in part, or if no disposition of such claim is made within ninety days. The agent's expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the corporation.

G. Other Rights and Remedies. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another

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         capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification under this Article shall be deemed to be provided by a contract between the corporation and the director, officer, employee or agent who serves in such capacity at any time while these Bylaws and other relevant provisions of the general corporation law and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

H. Insurance. Upon resolution passed by the Board, the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

I. Constituent Corporations. For the purposes of this Article, references to the "the corporation" shall include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

J. Other Enterprises. Fines, and Serving at Corporation's Request. For the purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes

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         duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; any person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.

K. Savings Clause. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each agent of the corporation as to expenses (including attorneys' fees), judgments, fines and amounts paid in a settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.